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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 12, 2005

                      UNIVERSAL SECURITY INSTRUMENTS, INC.

             (Exact name of registrant as specified in its charter)

Maryland                        0-7885                      52-0898545
(State or Other Jurisdiction    (Commission File Number)    (IRS Employer
of Incorporation)                                           Identification No.)

               7-A Gwynns Mill Court, Owings Mills, Maryland 21117
                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (410) 363-3000

                                  Inapplicable
          (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

      As previously reported by the Registrant, Michael L. Kovens filed an action in Baltimore County Circuit Court (Case No. C-03-9639) against the Registrant and the Estate of Stephen C. Knepper, Harvey B. Grossblatt, Ronald A. Seff, M.D., Howard Silverman, Ph.D., and Cary Luskin, alleging various claims and seeking various relief, including damages from Mr. Grossblatt and the estate of Mr. Knepper in the amount of $20 million, and an additional $500,000 from the Registrant with respect to the exercise on June 6, 2002 of an option for the purchase of 20,000 shares of the Registrant's common stock at $2.25 per share which the Registrant maintained had expired. The claims against Mr. Luskin and Drs. Seff and Silverman were dismissed earlier without prejudice.

      Effective July 12, 2005, Mr. Kovens, on the one side, and the Registrant and the other current and former defendants, on the other side, entered into a Settlement Agreement and Releases (the "Settlement Agreement"), pursuant to which the litigation filed by Mr. Kovens against the other parties was fully settled. The Settlement Agreement was entered into as a settlement and compromise of disputed claims, not as an acknowledgment of responsibility, admission of liability, or other expression reflecting upon the merits of any dispute or claim among the parties.

      Until October 2001, Mr. Kovens was the Chairman and Chief Executive Officer of the Registrant, and until September 2003 Mr. Kovens was a director of the Registrant. Until his passing in August 2004, Mr. Knepper was Chairman, Chief Executive Officer and a director of the Registrant. Mr. Grossblatt is a director, President and Chief Executive Officer of the Registrant. Mr. Luskin and Drs. Seff and Silverman are directors of the Registrant.

      Pursuant to the terms of the Settlement Agreement, among other provisions, the Registrant agreed to (i) pay Mr. Kovens the sum of $150,000, (ii) accept the exercise by Mr. Kovens of the option to purchase the 20,000 shares of the Registrant's common stock for an aggregate exercise price of $45,000, and (iii) file with the Securities and Exchange Commission a registration statement with respect to the resale by Mr. Kovens of all of his shares of the Registrant's common stock. Mr. Kovens has undertaken to use his reasonable efforts to sell all of his shares during the effective period of the registration statement.

      Pursuant to the terms of the Settlement Agreement, among other provisions, Mr. Kovens agreed to (i) dismiss the litigation against all the current and former defendants with prejudice, (ii) not file in the future any claims against the current or former defendants alleging breach of fiduciary duty, fraud, breach of contract, negligence or claims for dilution (which are the types of claims made by Mr. Kovens in the litigation), and (iii) withdraw his nomination of himself as a director of the Registrant, and not consent to his nomination or permit himself to be nominated in the future as a director of the Registrant.

      As part of the Settlement Agreement, Mr. Kovens released all current and former defendants from all claims, and the Registrant and Mr. Grossblatt released Mr. Kovens from all claims.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      UNIVERSAL SECURITY INSTRUMENTS, INC.
                                          (Registrant)


Date: July 14, 2005                   By: /s/ Harvey B. Grossblatt
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                                          Harvey B. Grossblatt
                                          President


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